Exhibit 3.1

CTS CORPORATION

AMENDED AND RESTATED BY LAWS

(Amended and Restated as of May 9, 2024)

ARTICLE I.

Officers

The officers of CTS Corporation (the “Corporation”) shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Board of Directors may also elect one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers, and such other officers as may be determined, from time to time, by the Board of Directors.

The President shall be a director of the Corporation. Any offices, other than those of President and Secretary, may be held by the same person.

The officers of the Corporation shall be elected by the Board of Directors and each officer so elected shall hold office until the officer’s successor is elected and qualified or until the officer’s earlier death, resignation, or removal. Any vacancy occurring among the above offices may be filled by the Board of Directors at any regular or special meeting, and any officer so elected shall hold office until the officer’s successor is elected and qualified or until the officer’s earlier death, resignation, or removal.

ARTICLE II.

Board of Directors Organization

Section 1. The Board of Directors shall elect, from the members of the Board of Directors who are not officers of the Corporation, an Audit Committee consisting of not less than two members. The members of the Audit Committee shall be elected at any regular or special meeting of the Board of Directors to serve, while qualified, at the pleasure of the Board of Directors, and until their successors have been elected and qualified.

The Audit Committee shall be responsible directly to the Board of Directors and, in addition to such authority and duties specifically delegated by the Board of Directors, shall have the authority to review the conduct and the report of the independent financial audit of the Corporation and shall report to the Board of Directors the findings, conclusions and recommendations of the Audit Committee regarding the conduct and report of the independent financial audit.

Exhibit 3.1

Unless the Board of Directors designates a Chairman, a majority of the members of the Audit Committee may designate one member of the Audit Committee as Chairman of the Audit Committee to preside at all meetings of the Audit Committee.

Section 2. The Board of Directors shall elect from members of the Board of Directors, who are not officers of the Corporation, a Compensation Committee consisting of not less than two members. The members of the Compensation Committee shall be elected at any regular or special meeting of the Board of Directors to serve, while qualified, at the pleasure of the Board of Directors, and until their successors have been elected and qualified.

The Compensation Committee shall be responsible directly to the Board of Directors and, in addition to such authority and duties specifically delegated by the Board of Directors, shall have authority to review, and make recommendations to the Board of Directors regarding the compensation, including fringe benefits and stock options, for the officers of the Corporation.

Unless the Board of Directors designates a Chairman, a majority of the members of the Compensation Committee may designate one member of the Compensation Committee as Chairman of the Compensation Committee to preside at all meetings of the Compensation Committee.

Section 3. The Board of Directors shall designate from members of the Board of Directors, a Chairman of the Board, who shall preside at meetings of shareholders and of the Board of Directors unless the Chairman shall designate an officer or other director of the Corporation to do so. The Chairman of the Board shall have such additional authority as granted by the Board of Directors and shall perform such other duties as are assigned from time to time by the Board of Directors.

ARTICLE III.

Corporate Officers

Section 1. The President shall exercise specific authority and supervision over, and shall be responsible for the direction of, the business and affairs of the Corporation, subject to the direction of the Board of Directors. In addition, the President may be designated the Chief Executive Officer and, if so, shall have the additional authority and duties and responsibilities specified in these Bylaws. The President shall also perform such other duties as may be assigned from time to time, by the Board of Directors. The President shall perform all the duties of the Chairman of the Board in the absence or during any disability of the Chairman.

Section 2. The Board of Directors shall designate the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. In addition to other duties as an officer, the Chief Executive Officer shall exercise general authority and supervision over, and shall be responsible for, management of the business and affairs of the Corporation, subject to the direction of the Board of Directors.

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The Chief Executive Officer shall determine the organization of the officers of the Corporation, shall designate to whom such officers shall report and be responsible, and subject to the direction of the Board of Directors shall determine their respective duties and responsibilities.

Section 3. Each Vice President shall perform such duties as may be assigned from time to time by the President and shall report to and be responsible to such officer as the President shall designate. Each Vice President shall also have such additional authority and shall perform such other duties assigned from time to time, by the Board of Directors.

The Board of Directors may designate a word or words to be placed before or after the title of Vice President to indicate organizational or functional authority or duty.

Section 4. The Secretary shall attend all meetings of the shareholders and Board of Directors and all committees, and shall keep minutes of each meeting. The Secretary shall give proper notice of all meetings of shareholders, directors and committees, required in these Bylaws. The Secretary shall maintain proper records of ownership and transfer of the stock of the Corporation. The Secretary shall have the custody and care of the records, minutes, share transfer books, and the seal of the Corporation, shall file and take charge of all papers and documents belonging to the Corporation, shall authenticate the records of the Corporation when necessary or appropriate, and perform such other duties as may be assigned from time to time by the Board of Directors.

Section 5. The Vice President Finance/Chief Financial Officer, shall be responsible for the financial affairs of the Corporation, shall submit to the annual meeting of shareholders a statement of the financial condition of the Corporation, and whenever required by the Board of Directors, shall give account of all transactions and of the financial condition of the Corporation. The Treasurer shall report to the Vice President Finance/Chief Financial Officer. The Treasurer shall establish and maintain appropriate banking relations and arrangements on behalf of the Corporation. The Treasurer shall receive and have custody of, and shall disburse, all moneys of the Corporation, and in the name of the Corporation, shall deposit all moneys in, and disburse all moneys from, such bank, or banks, as the Board of Directors shall designate, from time to time, as the depositories of the Corporation. The Treasurer shall perform such other duties and render such services for, and on behalf of, the Corporation as may be assigned from time to time by the Vice President Finance, Chief Financial Officer.

Section 6. The Controller shall be the accounting officer of the Corporation and shall formulate accounting procedures to record expenses, losses, gains, assets and liabilities of the Corporation, to report and interpret results of operations of the Corporation and to assure protection of the assets of the Corporation. The Controller shall prepare and submit to the Board of Directors and the Chief Executive Officer such periodic balance sheets, profit and loss statements and other financial statements as may be required to keep such persons currently informed of the operations and the financial condition of the Corporation. The Controller shall perform such other duties assigned from time to time by the Chief Executive Officer.

Section 7. The Assistant Secretary or Secretaries, Assistant Treasurer or Treasurers, and the Assistant Controller or Controllers shall perform the duties of the Secretary, of the Treasurer,

Exhibit 3.1

and of the Controller, respectively, in the absence of those officers and shall have such further authority and perform such other duties as may be assigned.

ARTICLE IV.

Duties of Officers Delegated

In the absence or disability of any officer of the Corporation, the Board of Directors may delegate the powers and duties of any such officer to any other officer or director of the Corporation for such period of time as said Board of Directors may determine.

ARTICLE V.

Bonds

The Board of Directors or the Chief Executive Officer may require any officer, agent, or employee of the Corporation to furnish the Corporation a bond for the faithful performance of duties and for the accounting of all moneys, securities, records, or other property of the Corporation coming into the hands of such agent or employee.

ARTICLE VI.

Meetings of Shareholders

Section 1. Meetings of the shareholders of the Corporation shall be held at the place, either within or without the State of Indiana, stated in the notice of said meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

Section 2. The annual meeting of shareholders of the Corporation shall be held on the last Friday in April of each year or at such other time established for such meeting by the directors.

Section 3. A complete list of the shareholders entitled to vote at any shareholders’ meeting, arranged in alphabetical order and containing the address and number of shares of stock so held by each shareholder who is entitled to vote at said meeting, shall be prepared by the Secretary and shall be subject to the inspection by any shareholder at the time and place of an annual meeting and at the principal office of the Corporation for five (5) days prior thereto.

Section 4. At all shareholders’ meetings a quorum shall consist of a majority of all of the shares of stock outstanding and entitled by the Articles of Incorporation to vote on the business to be transacted at said meeting, but a meeting composed of less than a quorum may adjourn the meeting from day to day thereafter or until some future time.

Section 5. At the annual meeting of the shareholders, there shall be elected a Board of Directors, who shall hold office until the next annual meeting of shareholders and until their

Exhibit 3.1

successors have been elected and qualified. The classes and terms of the directors shall not be governed by Indiana Code §23-1-33-6(c).

Section 6. At all shareholders’ meetings, each shareholder shall be entitled to one (1) vote in person or by proxy for each share of common stock registered in the shareholder’s name on the books of the Corporation as of the record date which shall be as fixed by the Board of Directors and entitled, by the Articles of Incorporation, to vote on the business to be transacted at said meeting.

Section 7. The shareholders may be represented at any meeting thereof by their duly appointed Attorney-in-Fact provided the proxy so appointing said Attorney-in-Fact shall be filed with the Secretary prior to the meeting.

Section 8. Special meetings of the shareholders of the Corporation (i) may be called by the Chairman of the Board, the President or the Board of Directors, whenever in the opinion of such person or body such meeting is necessary and (ii) will be called by the Board of Directors, upon the written request of shareholders owning at least 15% of the then-outstanding shares of common stock of the Corporation.

Section 9. Written notice of each meeting of the shareholders shall be given by the Secretary to each shareholder of record at least ten (10) days prior to the time fixed for the holding of such meeting; said notice shall state the place, day and hour and the purpose for which said meeting is called, and said notice shall be addressed to the last known place of residence of each shareholder as shown by the stock books of the Corporation. The ten (10) days shall be computed from the date upon which said notice is deposited in the mails.

Section 10. No shares of stock shall be voted at any annual or special meeting of shareholders upon which any installment is due and unpaid or which are owned by the Corporation.

Section 11. The Chairman of the Board, or such other officer of the Corporation designated by the Board, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by: imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.

At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting in accordance with the following procedures:

(a) To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given at the direction of the Board in accordance

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with Section 9 of this Article, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of the Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with this Section 11.

(b) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary.

(c) To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than 90 calendar days nor more than 135 calendar days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event of a public announcement that the date of the annual meeting will be held on a date that is not within 30 days before or after such anniversary date, to be timely, notice by the shareholder must be so received not later than the close of business on the 10th calendar day following the day on which such public announcement of the date of the annual meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(d) A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and the current name and business address, if different, of each Shareholder Associated Person; (iii) the class and number of shares or other securities of the Corporation that are owned beneficially and of record by the shareholder proposing such business and any Shareholder Associated Person, as well as the date on which such securities of the Corporation were acquired and the investment intent of such acquisition, and whether there exists any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in the securities of the Corporation by any such persons; (iv) the nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such shareholder or Shareholder Associated Person; (v) whether and the extent to which such shareholder or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (1) manage risk or benefit of changes in the price of securities of the corporation for such shareholder or Shareholder Associated Person or (2) increase or decrease the voting power of such shareholder or Shareholder Associated Person in the Corporation disproportionately to such person’s economic interest in the Corporation’s securities; (vi) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such shareholder or Shareholder Associated Person, in the Corporation, other than an interest arising from the ownership of securities of the Corporation where such shareholder or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or

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series; (vii) a description of all other arrangements or understandings between or among the shareholder giving the notice, and any Shareholder Associated Person, as well as the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person; and (viii) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the proposal on the date of such notice. Notwithstanding the foregoing provisions of this paragraph, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this paragraph. For purposes of this paragraph and Article VII, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to shareholders. Nothing in this paragraph will be deemed to affect any rights of shareholders to request inclusion or proposals in the Corporation’s proxy statement in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

(e) For purposes of this Section 11, “Shareholder Associated Person” of any shareholder means (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of stock of the Corporation as defined in Indiana Code §23-1-20-3.5, and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person.

At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting in accordance with the following procedures:

(a) To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, President or the Board in accordance with Section 9 of this Article or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of the Board.

The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 11 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

Exhibit 3.1

ARTICLE VII.

Directors

Section 1.

(a) The property and business affairs of the Corporation shall be managed under the direction of the Board of Directors. The classes and terms of the directors shall not be governed by Indiana Code §23-1-33-6(c).

(b) Subject to the rights of the holders of preferred stock to elect any Directors voting separately as a class or series, at each annual meeting of shareholders or special meeting of shareholders held for the election of Directors, each Director shall be elected by a majority of the votes cast with respect to the Director by the shares represented in person or by proxy and entitled to vote at the meeting, provided a quorum is present; provided, however, that if the number of Director nominees exceeds the number of Directors to be elected, then each Director shall be elected by a vote of the plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors, provided a quorum is present. For purposes of this Section 1, a “majority of the votes cast” means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director (with abstentions not considered votes cast). If a Director nominee fails to receive the required vote and is an incumbent Director, the Director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating, Governance and Sustainability Committee of the Board of Directors (the “NG&S Committee”) shall promptly consider the tendered resignation and make a recommendation to the Board of Directors whether to accept or reject the tendered resignation, or determine whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the NG&S Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission, or other broadly disseminate means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The NG&S Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information they may consider appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the NG&S Committee or the decision of the Board of Directors with respect to his or her resignation. If an incumbent Director’s resignation is not accepted by the Board of Directors, such Director shall continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board of Directors, or if a Director nominee fails to receive the required vote and the nominee is not an incumbent Director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 2 of this Article VII or may decrease the size of the Board of Directors pursuant to the provisions of this Section 1(b). Directors shall hold office for a term of one year or until their successors are elected and qualified. In case of the failure to hold the annual meeting on the date fixed herein for the same to be held, the directors shall hold over until the next annual meeting, unless prior to said meeting a special meeting of the shareholders for the purpose of electing directors has been held. Subject to the rights, if any, of any series of Preferred Stock to elect additional directors under

Exhibit 3.1

circumstances specified in the Articles of Incorporation and to the minimum and maximum number of authorized directors provided in the Articles of Incorporation, the authorized number of directors will be as determined from time to time by the Board of Directors. If no determination of the number of directors has been made by the Board of Directors, the number of directors shall be seven.

Section 2. Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, shall be filled by majority vote of the remaining members of the Board until the next annual meeting of shareholders; provided, however, that if the vote of the remaining members of the Board of Directors shall result in a tie, such vacancy shall be filled by the shareholders at the next annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

Section 3. Any vacancy occurring in the Board of Directors, caused by an increase in the number of directors, shall be filled by a majority vote of the members of the Board until the next annual meeting of shareholders; provided, however, that if the vote of the members of the Board of Directors shall result in a tie, such vacancy shall be filled by the shareholders at the next annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose. No decrease in the number of directors constituting the Board will shorten the term of an incumbent director.

Section 4. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in the Articles of Incorporation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of shareholders as directors of the Corporation:

(a) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of shareholders (i) by or at the direction of the Board or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Section 4, who is entitled to vote for the election of directors at such meeting and who complies with the procedures set forth in this Section 4. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

(b) To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than 90 calendar days nor more than 135 calendar days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event of a public announcement that the annual meeting will be held on a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which such public announcement is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c) To be in proper written form, such shareholder’s notice must set forth or include: (i) the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and the current name and business address, if different, of each Shareholder Associated Person

Exhibit 3.1

and the nominee; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock or other securities of the Corporation owned beneficially and of record by the shareholder giving the notice, any Shareholder Associated Person, and the nominee, as well as the date on which such securities of the Corporation were acquired and the investment intent of such acquisition, and whether there exists any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in the securities of the Corporation by any such persons; (iv) the nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such shareholder, nominee, or Shareholder Associated Person; (v) whether and the extent to which such shareholder, nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (1) manage risk or benefit of changes in the price of securities of the corporation for such shareholder, nominee, or Shareholder Associated Person or (2) increase or decrease the voting power of such shareholder, nominee, or Shareholder Associated Person in the Corporation disproportionately to such person’s economic interest in the Corporation’s securities; (vi) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such shareholder, nominee, or Shareholder Associated Person, in the Corporation, other than an interest arising from the ownership of securities of the Corporation where such shareholder, nominee, or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (vii) a description of all other arrangements or understandings between or among any of the shareholder giving the notice, any Shareholder Associated Person, and each nominee, as well as the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person; (viii) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director on the date of such shareholder’s notice; (ix) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; (x) the signed consent of each nominee to be named in the Corporation’s proxy materials and to serve as a director of the Corporation if so elected and signed certification that the nominee is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation; and (xi) a representation regarding whether such shareholder intends to solicit proxies in support of nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and, in the event that such shareholder so intends, such notice shall also set forth or include a statement that such shareholder intends to solicit the holders of shares

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representing at least 67% of the voting power of the Corporation’s stock entitled to vote on the election of directors in support of such director nominees other than the Corporation’s nominees.

(d) At the request of the Board, any person nominated by the Board for election as a director must furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

(e) The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 4, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded.

(f) Notwithstanding the foregoing provisions of this Section 4, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 4. Additionally, without limiting the other provisions and requirements of this Section 4, unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Securities Exchange Act of 1934, as amended, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s nominees. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, such shareholder shall deliver to the Corporation, no later than five business days prior to the applicable annual meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Securities Exchange Act of 1934, as amended.

(g) For purposes of this Section 4, “Shareholder Associated Person” of any shareholder means (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of stock of the Corporation as defined in Indiana Code §23-1-20-3.5, and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person.

ARTICLE VIII.

Meetings of Directors

Section 1. Regular meetings of the Board of Directors shall be held without notice at 9:00 A.M. on the last Friday of February, June, August, October and December at the offices of the Corporation, unless another time and place is designated. Other regular meetings of the Board of Directors may be held on the dates, at the times, and at the places as may be fixed by resolution adopted by the Board of Directors or as may be otherwise determined by the Board of Directors and communicated to the members of the Board of Directors.

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Section 2. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President, or by three (3) members of the Board of Directors on three (3) days' notice by mail, or an twenty-four (24) hours' notice by e-mail, telephone, facsimile or other similar medium of communication to each director, which notice shall be addressed to the last known place of business or residence of each director, and said meetings may be held either at the office of the Corporation or at such other place as may be designated in the notice of said meeting.

Whenever a special meeting of the Board of Directors shall be called, in accordance with the provision of this section, by members of the Board of Directors, the call shall be in writing, signed by said directors and delivered to the secretary who shall thereupon issue the notice calling said meeting.

Section 3. Not less than one-half at the whole Board of Directors, shall constitute a quorum for the transaction of any business except the filling of vacancies, but a smaller number may adjourn, from time to time, until a future date or until a quorum is secured.

For the purpose only of filling a vacancy or vacancies in the Board of Directors, a quorum shall consist of a majority of the whole Board of Directors, less the vacancy or vacancies therein.

The act of a majority at the directors present at a meeting duly called, at which a quorum is present shall be the act of the Board of Directors.

Section 4.

(a) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all directors. The action must be evidenced by one or more written consents describing the action to be taken, signed by each director, and included in the minutes or filed with the corporate records of the Corporation reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a prior or subsequent effective date.

(b) Subject to satisfaction of the requirements set forth in Section 5(a), the Board of Directors may take action electronically as contemplated by the Indiana Uniform Electronic Transactions Act (“IUETA”). For the sake of clarity and avoidance of doubt, subject to the requirements of the IUETA, a written consent by the Board of Directors can be undertaken via email, or other electronic record communication, if the written consent setting forth the action to be taken is circulated to all directors via email, or other electronic record communication, and the directors indicate their approval unanimously by return email or other approved electronic record communication. The Corporation shall confirm with each director the electronic address or addresses, such as an email address or text message number, for that director to be used for purposes of sending and receiving email, text, or other electronic record communications, and for the purpose of notices to and from the Corporation, and shall maintain such information as part of the Corporation’s current corporate records, which may be maintained electronically. The Corporation shall provide its electronic address, and the electronic addresses of the other members of the Board of Directors, to be used for purposes of taking such action. The Board of Directors may provide for any particular requirements, method, or means for taking action electronically and

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for notices to and from the Corporation and its directors, in which case the action to be taken shall be taken in accordance with such requirements, method, or means.

ARTICLE IX.

Compensation of Directors and

Members of Committees

The members of the Board of Directors and members of committees of the Corporation, who are not salaried employees of the Corporation, shall receive such compensation for their services to be rendered as members of the Board of Directors, or of committees, as may, from time to time, be fixed by the Board of Directors and the compensation so fixed shall continue to be payable until the Board of Directors shall have thereafter fixed a different compensation, which it may do at any regular or special meeting.

ARTICLE X.

Certificates of Stock

Section 1. Certificates of stock shall be issued to those legally entitled thereto, as may be shown by the books of the Corporation, and shall be signed by the President and attested by the Secretary.

Section 2. The Corporation may appoint one or more transfer agents and/or registrars to issue, countersign, register, and transfer certificates representing its capital stock and signatures of the Corporation's officers and of the transfer agents on stock certificates may be facsimiles. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Section 3. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate for any such stock. A new certificate or certificates shall be issued upon the surrender of the mutilated certificate or, in case of loss, theft, or destruction, upon (a) delivery of an affidavit or affirmation, and (b) delivery of a bond in such sum and in such form and with such surety or sureties as the Board of Directors (by general or specific resolutions) or the President may approve, indemnifying the Corporation against any claim with respect to the certificate or certificates alleged to have been lost, stolen or destroyed. However, the Board may, in its discretion, refuse to issue new certificate or certificates, save upon the order of some Court having jurisdiction in such matters.

Exhibit 3.1

ARTICLE XI.

Transfer of Stock

Section 1. The stock transfer books of the Corporation may from time to time be closed by order of the Board of Directors for any lawful purpose and for such period consistent with law, but not exceeding thirty (30) days at any one time, as the Board of Directors may deem advisable. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may, in its discretion, fix in advance a date not exceeding seventy (70) days nor less than ten (10) days next preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as the record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or to any such allotment of rights or to exercise the rights of any such change, conversion or exchange of capital stock; and, in such case, only such shareholders as shall be shareholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such payment of dividend or to receive such allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of stock on the books of the Corporation after such record date fixed as aforesaid. In the event the Board of Directors fails to fix in advance the record date for the determination of the shareholders entitled to notice of and to vote at any meeting, the record date shall be the sixtieth (60th) day immediately preceding the date of such meeting and no share of stock transferred on the books of the corporation within ten (10) days next preceding the date of a meeting shall be voted at such meeting.

Section 2. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the legal owner thereof and accordingly shall not be bound to recognize any equitable claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided in the laws of the State of Indiana.

Section 3. The assignment of any certificate of stock shall constitute an assignment to the assignee of the shares so assigned and of all dividends on the shares assigned which are declared payable as of a record date subsequent to the date the assignment is recorded on the stock record books of the Corporation.

ARTICLE XII.

Fiscal Year

The fiscal year of the Corporation shall correspond to the calendar year.

Exhibit 3.1

ARTICLE XIII.

Checks for Money

All checks, drafts or other orders for the payment of funds of the Corporation shall be signed by either the Chairman of the Board, the President, or the Treasurer, or by such other individual or individuals as may hereafter, from time to time, be designated by the Board of Directors. No check, draft or other order for the payment of funds of the Corporation shall be signed in blank, either as to the amount of the check, draft or other order, or as to the name of the payee.

ARTICLE XIV.

Dividends

The Board of Directors may declare and pay dividends out of the unreserved and unrestricted earned surplus of the Corporation. Dividends may be declared at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in the shares of the capital stock of the Corporation, as provided by the Articles of Incorporation and the laws of the State of Indiana.

ARTICLE XV.

Notices

Section 1. A notice required to be given under the provisions of these Bylaws to any shareholder, director, officer and member of any committee shall not be construed to mean personal notice but may be given in writing by depositing the same in a post office or letter box in a postpaid sealed wrapper addressed to such shareholder, director, officer and member of any committee at such address as appears upon the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Section 2. Any shareholder, director, officer and member of any committee may waive, in writing, any notice required to be given by these Bylaws, either before or after the time said notice should have been issued.

ARTICLE XVI.

Compensation of Officers

The officers of the Corporation shall receive such compensation for their services as may, from time to time, be fixed by the Board of Directors, and the compensation so fixed shall continue to be payable until the Board of Directors shall have fixed a different compensation, which it may do at any regular or special meeting.

Exhibit 3.1

ARTICLE XVII.

Corporate Seal

The seal of the Corporation shall be a plain circular disk having engraved thereon, near the outer edge thereof, at least the words, “CTS Corporation” and in the center thereof the word, “Seal”.

ARTICLE XVIII.

Indemnification

Section 1. General. Without limiting the generality or effect of Article XI of the Articles of Incorporation, the Corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law (hereinafter the “IBCL”), or any other applicable laws, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is involved in any manner (including without limitation as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Board of Directors as a director, officer, partner or trustee of another corporation or a partnership, joint venture, trust, employee benefit plan or other entity, whether for profit or not for profit, (any such person hereinafter an “indemnitee”), whether or not the basis of such proceeding is alleged action in an official capacity while serving as a director, or officer, against all expense, liability and loss (including attorneys' fees and expenses, judgments, settlements, penalties, fines, and excise taxes assessed with respect to employee benefit plans) actually and reasonably incurred or suffered by such person in connection therewith; provided, however, that, except as provided in Section 3 of this Article XVIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Article XVIII shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the IBCL so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only

Exhibit 3.1

upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

The rights to indemnification and to the advancement of expenses conferred in Article XVIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. For purposes of Article XVIII, references to “the Corporation” shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or Section 2 of this Article XVIII is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the IBCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the IBCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XVIII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article XVIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Exhibit 3.1

Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the IBCL.

Section 6. Vested Right to Indemnification. The right of any individual to indemnification under this Article XVIII shall vest at the time of occurrence or performance of any event, act or omission giving rise to any Proceeding and once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these Bylaws. Notwithstanding the foregoing, the indemnification afforded under this Article XVIII shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of these Bylaws, and to the extent such prior acts or omissions cannot be deemed to be covered by these Bylaws, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

Section 7. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of this corporation, or to any individual who is or was serving at the request of the Board of Directors as an employee or agent of another corporation or a partnership, joint venture, trust, employee benefit plan or other entity, whether for profit or not for profit, to the fullest extent of the provisions of these Bylaws with respect to the indemnification and advancement of expenses of directors and officers of this corporation.

Section 8. Business Expense. Any payments made to any indemnified party under these Bylaws or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board, to any action for corporate waste or to any similar action.

Section 9. Severability. If any provision or provisions of Article XVIII is or are held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of such Article (including without limitation all portions of any paragraph of such Article containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of such Article (including without limitation all portions of any paragraph of such Article containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or illegal, or unenforceable.

Exhibit 3.1

ARTICLE XIX.

Amendments

Section 1. These Bylaws may be amended, altered, repealed, or added to at (a) any regular or special meeting of the Board of Directors, or (b) at any annual or special meeting of the shareholders by the affirmative vote of the holders of at least a majority of the then-outstanding shares of common stock of the Corporation.

Section 2. No amendment, alteration or addition to these Bylaws made pursuant to Article XIX, Section 1(a) shall become effective unless the same is adopted by the affirmative vote of a majority of the members of the Board of Directors.

ARTICLE XX.

Control Share Acquisitions

As provided for in Section 5 thereof, Chapter 42 of the Indiana Business Corporation Law, relating to control share acquisitions, shall not apply to control share acquisitions of shares of the corporation made after March 3, 1987.

ARTICLE XXI

Authorized Procedures Pursuant to Indiana Code §23-1-22-4

Section 1. In adopting any rights, options or warrants under Indiana Code §23-1-26-5 relating to any transaction or proposed transaction that would, when consummated, result in a “change of control,” the Board of Directors may include provisions requiring, for a period not to exceed three years after the later of (a) the time that, for whatever reason, “continuing directors” no longer constitute a majority of the directors of the Corporation, or (b) the time that any person becomes an “interested shareholder,” the approval of the continuing directors of the Corporation for certain actions relating to the rights, options or warrants, including without limitation, the redemption or exchange of the rights, options or warrants, or the amendment of the contracts, warrants or instruments that evidence the rights, options or warrants.

Section 2. As used in this Article, “change of control” shall have the meaning contained in Indiana Code §23-1-22-4.

Section 3. As used in this Article, “interested shareholder” shall have the meaning contained in Indiana Code §23-1-43-10, or, if the Board so elects, shall mean any person or entity who or which, together with all affiliates and associates of such person or entity, is the beneficial owner of 15% or more of the then-outstanding shares of common stock of the Corporation. The Board of Directors of the Corporation may, at the time of adoption of the rights, options or warrants, provide for exceptions to the definition of “interested shareholder” in any rights, options or warrants adopted pursuant to this Article XXI, including without limitation that specified

Exhibit 3.1

persons or entities will not be deemed to be interested shareholders or that specified transactions will not be deemed to cause a person to become an interested shareholder.

Section 4. As used in this Article, “continuing director” shall mean any director (a) who is not (i) an interested shareholder, (ii) an affiliate or associate of an interested shareholder or (iii) a representative or nominee of an interested shareholder, or any affiliate or associate thereof, and (b) who either (i) is a member of the Board of Directors of the Corporation as of the date of the issuance of the rights, options or warrants or (ii) subsequently becomes a member of the Board of Directors of the Corporation and whose election or nomination for election to the Board of Directors of the Corporation is approved or recommended by a vote of a majority of the Board of Directors of the Corporation, which majority includes a majority of the continuing directors then on the Board of Directors of the Corporation, but excluding for this clause (b)(ii) any member whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Securities Exchange Act of 1934, as amended) with respect to the election or removal of members of the Board of Directors of the Corporation or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors of the Corporation.